SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549




                                    FORM 8-K

                                 CURRENT REPORT




     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported): July 6, 1999





                                  Cinergy Corp.
             (Exact name of registrant as specified in its charter)




      Delaware                   1-11377                   31-1385023
   (State or other             (Commission               (IRS Employer
   jurisdiction of             File Number)            Identification No.)
    incorporation)






                  139 East Fourth Street, Cincinnati, OH 45202
               (Address of principal executive offices) (Zip Code)





       Registrant's telephone number, including area code: (513) 421-9500

                              ITEM 5. OTHER EVENTS.

Reference is made to the joint press release of Cinergy Corp. and GPU Inc., dated July 6, 1999, announcing an agreement on the purchase and sale of Cinergy Corp.'s interest in Midlands Electricity plc (Midlands) in the United Kingdom to GPU Inc., a copy of which is attached hereto as Exhibit 20-a and is incorporated by reference herein. Reference is also made to Cinergy Corp.'s press release dated July 6, 1999, setting forth its projected financial impact from the Midlands sale, a copy of which is attached hereto as Exhibit 20-b and is incorporated by reference herein.




                   ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(c)  The following exhibits are filed herewith:

        Exhibit
      Designation                       Nature of Exhibit

         20-a Joint press release of Cinergy Corp. and GPU Inc., dated July 6, 1999.

         20-b                          Press  release  of Cinergy  Corp., dated
                                       July 6, 1999.

                            SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                Cinergy Corp.
                                      --------------------------------
                                                (Registrant)




Date:  July 6, 1999          By:            /s/ Bernard F. Roberts
                                      --------------------------------
                                              Bernard F. Roberts
                                        Vice President and Comptroller
                                                (Signature)

                                                                    EXHIBIT 20-a



FOR GPU:
News Contact:      Jeff Dennard 973-455-8333

Investor Contact:  Joanne Barbieri 973-455-8720

FOR CINERGY:
News Contact:      Angeline Protogere  317-838-1338 (w) 317-298-3090 (h)
                   Steve Brash 513-287-2226 (w) 513-231-6895 (h)

Investor Contact:  Steve Schrader  513-287-1083

FOR IMMEDIATE RELEASE - July 6, 1999


                 GPU TO ACQUIRE CINERGY'S INTEREST IN MIDLANDS

MORRISTOWN, NJ and CINCINNATI, OH--GPU Inc. and Cinergy Global Resources Inc., a subsidiary of Cinergy Corp., have reached an agreement on the purchase and sale of Cinergy's interest in Midlands Electricity plc in the United Kingdom to GPU Inc., the companies announced today. The transaction will make Midlands Electricity a wholly owned subsidiary of GPU Inc. The purchase is expected to be complete by mid-July.

Cinergy and GPU jointly acquired the British regional electric company in 1996 through Avon Energy Partners plc. Under the agreement, GPU will acquire Cinergy's 50 percent equity interest for approximately $700 million in cash and will retain Midlands' distribution and contracting businesses as well as its ownership in 1,150 megawatts of independent power plants worldwide. The gas trading operation headquartered in London will remain with Cinergy. Cinergy's international energy project development subsidiary, Cinergy Global Power Services Ltd., will continue to have a strong presence in the U.K. and operate from bases in Stratford-upon-Avon and London. Cinergy Global Power's current portfolio of international power investments and those under development is unaffected by this transaction.

                                                  (more)

Page 2.  GPU to acquire Cinergy's interest

"The full ownership of Midlands will provide GPU a base for expansion in the U.K. and Europe, something very important as we continue to implement our strategy of geographic and horizontal growth," said GPU Chairman, President and Chief Executive Officer Fred D. Hafer. "We see this transaction as a significant step in growing our business as a premier global utility services company."

Said Cinergy President and Chief Executive Officer James E. Rogers, "We've had a good partnership with GPU during which Midlands has improved its productivity and served its customers well. This is a move that aligns corporate assets with corporate strategy. It gives Cinergy the opportunity to capture the value we have achieved through our Midlands investment and pursue a strategy of nonregulated domestic and international energy growth initiatives. We also will continue to have two key growth platforms in the U.K.--international energy project development and gas trading."

Since Cinergy and GPU acquired Midlands, the U.K. has completed its transition to a fully competitive energy market and Midlands has made the strategic move to separate its regulated, distribution business--which transfers electricity across its wires to consumers--from its competitive supply operation--which purchases and markets electricity from generators for resale to consumers. In a transaction announced in 1998 and finalized last week, Midlands sold its supply business to National Power plc and retained the regulated distribution lines and substations.

"The operation of Midlands and its expertise in competitive contract and meter reading services will allow us to compete aggressively for these and additional utility services in the U.K. and Europe," said Bruce Levy, GPU's chief financial officer and executive in charge of international utility holdings. "Midlands will provide a source of continued earnings and a platform for growth of our utility services business."

                                                  (more)

Page 3.  GPU to acquire Cinergy's interest

"This has been a successful, strategic investment for Cinergy," said Cheryl Foley, president of Cinergy Global Resources. "Along with financial gains, ownership of Midlands has helped us establish a base for international growth. From this investment we formed Cinergy Global Power, an experienced international development team with a portfolio of power generation, transmission and distribution assets worldwide."

Headquartered in Worcester, England, Midlands Electricity is one of 12 regional electricity companies in England and Wales. The company distributes electricity to 2.2 million customers in a 5,000-square-mile franchise service area that includes Birmingham, the U.K.'s second largest city. Midlands owns and operates approximately 40,000 miles of overhead and underground circuit.

GPU Inc. (NYSE:GPU), headquartered in Morristown, N.J., is a registered utility holding company providing utility and utility-related services to customers throughout the world. GPU's electric and gas utility companies--GPU Energy, Midlands Electricity, GPU PowerNet, GPU GasNet and Emdersa--serve nearly 6 million customers in the United States, the U.K., Australia and Argentina. The company's IPP units own and operate 22 projects in seven countries and the United States. GPU's 1998 revenues were $4.3 billion, and its total assets were $16.3 billion. GPU's other subsidiaries include: GPU Advanced Resources Inc., GPU Generation Inc., GPU Nuclear Inc., GPU Service Inc. and GPU Telcom Services Inc.

Cinergy (NYSE:CIN) is one of the United States' leading diversified energy companies. Its operating companies, The Cincinnati Gas & Electric Company and PSI Energy Inc., serve more than 1.4 million electric customers and 471,000 gas customers in Ohio, Indiana and Kentucky. Cinergy Global Resources is the
company's international business unit created in 1998 for Cinergy's international investments and domestic initiatives in renewable generation. The company has assets in power generation, transmission and distribution projects in the Czech Republic, Spain, the United Kingdom, Zambia, Bangladesh, Estonia, and the United States.

                                                                    EXHIBIT 20-b




News Contact:      Angeline Protogere 317-838-1338 (w) 317-298-3090 (h)
                   Steve Brash 513-287-2226 (w) 513-231-6895 (h)

Investor Contact:  Steve Schrader 513-287-1083

Web Site:  www.cinergy.com

FOR IMMEDIATE RELEASE - July 6, 1999


              CINERGY PROJECTS FINANCIAL IMPACT FROM MIDLANDS SALE

CINCINNATI -- Cinergy Corp. expects to realize a gain of approximately $.50 cents per share in the third quarter from the company's sale of Midlands Electricity plc to GPU Inc. After deducting financing, transaction and currency costs, the net contribution to earnings will be approximately $.43 cents per share.

Cinergy and GPU announced an agreement today for Cinergy to sell its 50 percent interest in Midlands for approximately $700 million, a net cash transaction of approximately $600 million after income taxes. Including Cinergy's share of liabilities assumed by GPU, the transaction is valued at approximately $1.55 billion. The purchase is expected to be complete by mid-July.

Under the agreement Cinergy will be retaining Midlands' gas trading operation headquartered in London. Cinergy's international energy project development subsidiary, Cinergy Global Power Services Ltd., also will continue to have a strong presence in the United Kingdom from bases in Stratford-upon-Avon and London. Cinergy Global Power's current portfolio of international energy investments is unaffected by this transaction. (more)

Page 2.  Cinergy projects financial impact

Cinergy plans to reinvest its earnings in growth initiatives in the United States and abroad as well as to reduce existing corporate debt.

"This has been a successful investment for us," said James E. Rogers, Cinergy president and chief executive officer. "As Midlands makes a strategic move to focus on its regulated operations, we're gaining flexibility to pursue growth in new investments domestically and internationally. We also are maintaining two promising growth platforms in the U.K.--international energy project development and gas trading."

Cinergy and GPU jointly acquired the British regional electric company in 1996 through Avon Energy Partners plc in a transaction valued at approximately $2.7 billion. Cinergy's equity investment at that time was $500 million. In anticipation of a fully competitive U.K. electricity market, Midlands initiated the sale of the competitive supply part of its operation to National Power in 1998. Midlands retained the regulated distribution lines and substations in the transaction that was completed last week.

Cinergy (NYSE:CIN) is one of the United States' leading diversified energy companies. Its operating companies, The Cincinnati Gas & Electric Company and PSI Energy Inc., serve more than 1.4 million electric customers and 471,000 gas customers in Ohio, Indiana and Kentucky.

Cinergy's 1998 revenues were $5.9 billion, and its total assets are $10.3 billion. Cinergy's energy system comprises approximately 11,000 megawatts at 14 baseload stations and seven peaking stations. Its natural gas distribution system is connected to six interstate pipelines.